Exhibit 35.4

MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.	A review of the Servicer’s activities during the calendar year 2016 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2.	To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2017

PNC Bank, National Association d/b/a Midland Loan Services

Steven W. Smith
Executive Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard    Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I
Citibank, N.A.

Recipient Role	Deal Name	Series Number	Midland Role

Certificate Administrator	CCRE Commercial Mortgage Securities, L.P.	Series 2011-C1	Master Servicer

Trustee	Sonic Capital LLC	Series 2011-1	Servicer

Trustee	Domino’s Pizza Master Issuer LLC	Series 2012-1	Master and Special Servicer

Trustee	ICONIX Brand Group, Inc.	Series 2012-1	Servicer

Trustee	Hardee’s Funding LLC	Series 2013-1	Servicer

Trustee	ICONIX Brand Group, Inc.	Series 2013-1	Servicer

Trustee	Sonic Capital LLC	Series 2013-1	Servicer

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2013-GC15	Special Servicer

Trustee	Grain Spectrum Funding, LLC	Series 2013-1	Back-Up Administrator

Non-Lead Certificate Admin	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE12	Primary Servicer

Master Servicer of the Oglethorpe Mall loan under the COMM 2013-CCRE11 PSA.

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2013-GC17

Primary Servicer of the Miracle Mile loan under the COMM 2013-CCRE12 PSA.

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2014-GC23	Master Servicer

Trustee	HOA Funding LLC	Series 2014-1	Master and Special Servicer

Trustee	DineEquity Inc.	Series 2014-1	Servicer

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2014-GC25	Special Servicer

Master Servicer of the Stamford Place loan under the GSM 2014-GC24 PSA.

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2014-BXCH	Servicer

Trustee	DCP Rights LLC	Series 2014-1	Servicer

Trustee	DB Master Finance LLC	Series 2015-1	Servicer

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2015-GC27	Special Servicer

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2015-GC29	Master and Special Servicer

Master Servicer of the 3 Columbus Circle loan under the COMM 2015-CCRE23 PSA.
Special Servicer of the 3 Columbus Circle loan under the COMM 2015-CCRE22 PSA from 03/26/15 to 05/20/15.

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2015-SMRT	Master and Special Servicer

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2015-GC31

Master & Special Servicer of the Dallas Market Center loan under the GSM 2015-GC30 PSA.
Master & Special Servicer of the Selig Office Portfolio under the CGCMT 2015-GC29 PSA

Trustee	Driven Brands Funding, LLC	Series 2015-1	Servicer

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2015-P1

Master Servicer of the Ascentia MHC & Kaiser Center Portfolios under the GSM 2015-GC32 PSA.
Master& Special Servicer of the US StorageMart Portfolio under the CGCMT 2015-SMRT PSA

Trustee	Arby’s funding, LLC	Series 2015-1	Servicer

Schedule I
Citibank, N.A.

Recipient Role	Deal Name	Series Number	Midland Role

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2015-GC35	Master Servicer

Master Servicer of the Westin Boston Waterfront and South Plains Mall loans under the GSMST 2015-GS1 PSA.
Special Servicer of 750 Lexington Avenue loan under the GSMST 2015-GC34 PSA

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2016-P3

Special Servicer of the One Court Square loan under the WFCMT 2015-NXS3 PSA.

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2016-GC37	Special Servicer

Special Servicer of the 600 Broadway loan under the DBJPM 2016-C1 PSA.

Trustee	Driven Bands Funding, LLC	Series 2016-1	Servicer

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2016-C1

Master Servicer of the Embassy Suites Lake Buena Vista loan under the JPM 2016-JP3 PSA.

Trustee	Arby’s Funding, LLC	Series 2016-1	Servicer

Certificate Administrator	SG Commercial Mortgage Securities LLC	Series 2016-C5

Master Servicer of the Plaza Mexico - Los Angeles loan under the MSC 2016-UBS11 PSA.
Special Servicer of the AG Life Time Fitness Portfolio loan under the COMM 2016-CCRE28 PSA

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2016-P4

Master Servicer of the Embassy Suites Lake Buena Vista loan under the JPM 2016-JP3 PSA.

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2016-C2	Master Servicer

Master and Special Servicer of the Staybridge Suites Time Square loan under the DBJPM 2016-C3 PSA.

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2016-P5	Master Servicer

Master Servicer of the Crocker Park Phase One & Two loan under the CGCMT 2016-C2 PSA.
Master Servicer of the National Business Park and Hillside Industrial loans under the JPM 2016-JP3 PSA

Master Servicer of the 132 West 27th St loan under the MS 2016-UBS11 PSA.

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2016-C3	Master Servicer

Master Servicer of the College Boulevard Portfolio loan under the CGCMT 2016-P5 PSA.

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2016-P6	Master Servicer

Master Servicer of the 681 Fifth Avenue loan under the MS 2016-UBS12 PSA.
Master Servicer of the Quantum Park loan under the CGCMT 2016-C3 PSA

Master Servicer of the Hyatt Regency Jersey City loan under the CGCMT 2016-P5 PSA.
Special Servicer on the Fresno Fashion Fair loan under the JPM 2016-C4 PSA.